SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 March 19, 2003

                                 ---------------


                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

4724 S.W. Macadam Avenue
Portland, Oregon                                               97239
(Address of principal executive offices)                    (Zip Code)

                         Registrant's telephone number,
                              including area code:

                                 (503) 220-0988

Item 5.  Other Events and Required FD Disclosures.

     On March 19, 2003, Barrett Business Services, Inc. (the "Company"), announced that, consistent with determinations by several other publicly-traded professional employer ("PEO") companies, the Company has determined to restate its PEO revenues based upon Emerging Issues Task Force Issue No. 99-19, "Reporting Revenues Gross as a Principal Versus Net as an Agent" ("EITF 99-19"). The restatement is predicated on the determination that a PEO company is not the primary obligor of the direct payroll costs of its PEO employees. Under the Company's new "net revenue" reporting for PEO services, the salaries and wages of PEO employees are no longer recognized as revenue components by "netting" such costs against PEO revenues. The Company will provide comparative financial information within its future public filings and disclosures. The new application of EITF 99-19 has no effect on gross margin dollars, net income, cash flows, working capital and shareholders' equity amounts previously reported, and will not affect such amounts in future periods.

     The Company has entered into a definitive agreement relating to a sale-leaseback transaction with respect to its two office buildings located in Portland, Oregon, which house its corporate headquarters and its Bridgeport branch office. The transaction is expected to close in the second quarter of
2003, subject to the satisfaction of conditions standard in similar transactions. The Company intends to use the net proceeds of approximately $2.0 million, together with an anticipated federal income tax refund of approximately $2.2 million, to pay off the outstanding balance of its revolving credit facility.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) The following exhibit is included with this report:

               99.1     Press release issued March 19, 2003

Item 9.  Regulation FD Disclosure.

     On March 19, 2003, the Company issued a press release announcing its results of operations for the quarter and year ended December 31, 2002, among other matters. The press release is being furnished under Item 9 and is included as Exhibit 99.1 to this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BARRETT BUSINESS SERVICES, INC.


Dated:  March 20, 2003                      By: /s/ Michael D. Mulholland
                                                ----------------------------
                                                Michael D. Mulholland
                                                Vice President - Finance